Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 27, 2004

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

99.1        Perficient, Inc. Press Release issued on April 27, 2004 announcing financial results for the three months ended March 31, 2004.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2004, Perficient, Inc. announced its financial results for the three months ended March 31, 2004.  A copy of the press release issued on April 27, 2004 concerning the financial results is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principals (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses.  Perficient believes that these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations.  These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures.  The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: April 27, 2004	By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated April 27, 2004, of the Registrant.